UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 24, 2005

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

OHIO	000-31673	34-1903890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 West Liberty Street, Wooster, Ohio	44691

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 263-1955

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.4 Amended and Restated Employment Agreement - Pettit
EX-10.7 Employment Agreement - Boss
EX-10.9 Employment Agreement - Nadeau
EX-10.11 Amended and Restated Employment Agreement - Kramer

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2005, the Registrant and the Registrant’s subsidiary, Ohio Legacy Bank, N.A., entered into an Employment Agreement with the Registrant’s Chief Financial Officer, Mr. Nadeau, and terminated the Change of Control Severance Agreement previously in place with him. The Registrant also modified and amended the Employment Agreements of Messrs. Kramer, Pettit and Boss to be commensurate with the terms of the Employment Agreement with Mr. Nadeau. The modifications related to the formally defining a “Material Breach” under the agreement and aligning the terms of “Termination Without Cause” with those of a “Material Breach.”

Item 1.02 Termination of a Material Definitive Agreement.

On May 24, 2005, the Registrant and the Registrant’s subsidiary, Ohio Legacy Bank, N.A., terminated the Change of Control Severance Agreement previously in place with the Registrant’s Chief Financial Officer, Mr. Nadeau, and entered into an Employment Agreement with him.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
10.4	Employment Agreement with Mr. Pettit, dated May 24, 2005
10.7	Employment Agreement with Mr. Boss, dated May 24, 2005
10.9	Employment Agreement with Mr. Nadeau, dated May 24, 2005
10.11	Employment Agreement with Mr. Kramer, dated May 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO LEGACY CORP

(Registrant)

Date:	May 26, 2005

/s/ ERIC S. NADEAU

Eric S. Nadeau Chief Financial Officer and Treasurer